Exhibit 3.2.30

CERTIFICATE OF INCORPORATION

OF

NATIONAL SPECIALTY CLINICS, INC.

ARTICLE 1

NAME

The name of the corporation is National Specialty Clinics, Inc. (the “Corporation”).

ARTICLE 2

REGISTERED OFFICE AND AGENT

The registered office of the Corporation in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, State of Delaware 19801. The registered agent of the Corporation at such address is The Corporation Trust Company.

ARTICLE 3

PURPOSE AND POWERS

The purpose of this Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”). The Corporation shall have all powers that may now or hereafter be lawful for a corporation to exercise under the Delaware General Corporation Law.

ARTICLE 4

CAPITAL STOCK

4.1 Authorized Shares

The total number of shares of all classes of stock which the Corporation shall have authority to issue is 100,000 shares, consisting of (i) 93,975 shares of Class A Voting Common Stock, par value $.001 per share (herein called the “Class A Common Stock”); and (ii) 6,025 shares of Class B Non-Voting Common Stock, par value $.001 per share (herein called the “Class B Common Stock”). All cross references in each subdivision of this Article 4 refer to other paragraphs in such subdivision wiles otherwise indicated.

Except as otherwise provided herein, all shares of Class A Common Stock and Class B Common Stock will be identical and will entitle the holders thereof to the same rights and privileges.

l. Voting Rights. The holders of Class A Common Stock will be entitled to one vote per share on all matters to be voted on by the Corporation’s stockholders, and except as otherwise required by law, the holders of Class B Common Stock will have no right to vote their shares of Class B Common Stock on any matters to be voted an by the Corporation’s stockholders.

2. Dividends. When and as dividends are declared thereon, whether payable in cash. property or securities of the Corporation, the holders of Class A Common Stock and the holders of Class B Common Stock will be entitled to share ratably according to the number of shares of Class A Common Stock or Class B Common Stock held by them, in such dividends; provided, that if dividends are declared which are payable in shares of Class A Common Stock or Class B Common Stock, dividends will be declared which are payable at the same rate on both classes of Common Stock, and the dividends payable in shares of Class A Common Stock will be payable to holders of Class A Common Stock, and the dividends payable in shares of Class B Common Stock will be payable to the holders of Class B Common Stock.

3. Liquidation Rights. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of Class A Common Stock and Class B Common Stock shall be entitled to share ratably according to the number of shares of Class A Common Stock or Class B Common Stock held by them in the assets of the Corporation available for distribution to its stockholders.

4. Conversion of Class B Common Stock.

(a) At any time and from time to time, each record holder of Class B Common Stock will be entitled to convert any and all of the shares of such holder’s Class B Common Stock into the same number of shares of Class A Common Stock at such holder’s election; provided, that each holder of Class B Common Stock shall only be entitled to convert any share or shares of Class B Common Stock to the extent that after giving effect to such conversion such holder or its Affiliates, hereinafter defined, shall not directly or indirectly own, control or have power to vote a greater quantity of securities of any kind issued by the Corporation than such holder and its Affiliates are permitted to own, control or have power to vote under any law or under any regulation, rule or other requirement of any governmental authority at any time applicable to such holder and its Affiliates. For purposes hereof, “Affiliate” of a person means another person that directly or indirectly controls, is controlled by or is under common control with such person and the term “control” means possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity through ownership of voting securities, by contract or otherwise.

(b) Each conversion of shares of Class B Common Stock into shares of Class A Common Stock will be effected by the surrender of the certificate or certificates representing the shares to be converted at the principal office of the Corporation (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holder or holders of the Class B Common Stock) at any time during normal business hours, together with a written notice by the holder of such Class B Common Stock stating that such holder desires to convert the shares, or a stated number of the shares, of Class B Common Stock represented by such certificate or certificates into Class A Common Stock and a written undertaking that upon such conversion such holder and its Affiliates will not directly or indirectly own, control or have the power to vote a greater quantity of securities of any kind issued by the Corporation than such holders and its Affiliates are permitted to own, control or have the power to vote under any applicable law, regulation, rule or other governmental requirement (and such statement will obligate the Corporation to issue such Class A Common Stock). Such conversion will be deemed to have been effected as of the close of business on the date on which such certificate or certificates have been surrendered and such notice has been received, and at such time the rights of the holder of the converted Class B Common Stock as such holder will cease and the person or persons in whose name or names the certificate or certificates for shares of Class A Common Stock are to be issued upon such conversion will be deemed to have become the holder or holders of record of the shares of Class A Common Stock represented thereby.

(c) Promptly after such surrender and the receipt of such written notice, the Corporation will issue and deliver in accordance with the surrendering holder’s instructions (i) the certificate or certificates for the Class A Common Stock issuable upon such conversion and (ii) a certificate representing any Class B Common Stock which was represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which was not converted.

(d) If the Corporation in any manner subdivides or combines the outstanding shares of one class of either Class A Common Stock or Class B Common Stock, the outstanding shares of the other class will be proportionately subdivided or combined.

(e) In the case of, and as a condition to, any capital reorganization of, or any reclassification of the capital stock of, the Corporation (other than a subdivision or combination of shares of Class A Common Stock or Class B Common Stock into a greater or lesser number of shares (whether with or without par value) or a change in the par value of Class A Common Stock or Class B Common Stock or from par value to no par value, or from no par value to par value) or in the case of, and as a condition to, the consolidation or merger of the Corporation with or into another corporation (other than a merger in which the Corporation is the continuing corporation and which does not result in any reclassification of outstanding shares of Class A Common Stock or Class B Common Stock), each share of Class B Common Stock shall be convertible into the number of shares of stock or other securities or property receivable upon such reorganization, reclassification, consolidation or merger by a holder of the number of shares of Class A Common Stock of the Corporation into which such share of Class B Common Stock was convertible immediately prior to such reorganization, reclassification, consolidation or merger; and, in any such case, appropriate adjustment shall be made in the application of the provisions set forth in this paragraph 4 with respect to the rights and interests thereafter of the holders of Class B Common Stock to the end that the provisions set forth in this paragraph 4 (including provisions with respect to the conversion rate) shall thereafter be applicable, as nearly as they reasonably may be, in relation to any shares of stock or other securities or property thereafter deliverable upon the conversion of the shares of Class B Common Stock.

(f) Shares of Class B Common Stock which are converted into shares of Class A Common Stock as provided herein shall not be reissued.

(g) The Corporation will at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock or its treasury shares, solely for the purpose of issue upon the conversion of the Class B Common Stock as provided in this paragraph 4, such number of shares of Class A Common Stock as shall then be issuable upon the conversion of all then outstanding shares of Class B Common Stock (assuming that all such shares of Class B Common Stock are held by persons entitled to convert such shares into Class A Common Stock).

(h) The issuance of certificates for Class A Common Stock upon the conversion of Class B Common Stock will be made without charge to the holders of such shares for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of Class A Common Stock. The Corporation will not close its books against the transfer of Class B Common Stock or of Class A Common Stock issued or issuable upon the conversion of Class B Common Stock in any manner which would interfere with the timely conversion of Class B Common Stock.

ARTICLE 5

INCORPORATOR

The name and mailing address of the incorporator (the “Incorporator”) are Jonathan W. Lowe, Alston & Bird LLP, 1201 West Peachtree Street, Atlanta, Georgia 30309-3424. The powers of the Incorporator shall terminate upon the filing of this Certificate of Incorporation.

ARTICLE 6

BOARD OF DIRECTORS

6.1 Initial Directors; Number; Election

The following persons, having the following mailing addresses, shall serve as the initial directors of the Corporation until the first annual meeting of the stockholders of the Corporation or until their successors are elected and qualified or until their earlier death, resignation or removal:

Name	Mailing Address

Joel B. Piassick	c/o Harbert Management Corp.
One Riverchase Parkway South
Birmingham, Alabama 35244

Charles P. Shook, IV	c/o Harbert Management Corp.
One Riverchase Parkway South
Birmingham, Alabama 35244

Elizabeth L. Weatherford	c/o Harbert Management Corp.
One Riverchase Parkway South
Birmingham, Alabama 35244

The number of directors of the Corporation shall be such number as from time to time shall be fixed by, or in the manner provided in, the bylaws of the Corporation. Unless and except to the extent that the bylaws of the Corporation shall otherwise require, the election of directors of the Corporation need not be by written ballot. Except as otherwise provided in this Certificate of Incorporation, each director of the Corporation shall be entitled to one vote per director on all matters voted or acted upon by the Board of Directors.

6.2 Management of Business and Affairs of the Corporation

The business and affairs of the Corporation shall be managed by or under the direction o£ the Board of Directors.

6.3 Limitation of Liability

No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (a) for any breach of the director’s duty of loyalty to the Corporation or its stockholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) under Section 174 of the Delaware General Corporation Law; or (d) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Delaware General Corporation Law. Any repeal or modification of this Article 6.3 shall be prospective only and shall not adversely affect any right or protection of, or any limitation on the liability of, a director of the Corporation existing at, or arising out of the facts or incidents occurring prior to, the effective date of such repeal or modification. For purposes of this Article 6.3, “fiduciary duty as a director” also shall include any fiduciary duty arising out of serving at the Corporation’s request as a director of another corporation, partnership, limited liability company, joint venture or other enterprise, and “liable to the Corporation or its stockholders” also shall include any liability to such other corporation, partnership, limited liability company, joint venture, trust or other enterprise, and any liability to the Corporation in its capacity as a security holder, joint venturer, partner, member, beneficiary, creditor or investor of or in any such other corporation, partnership, limited liability company, joint venture, trust or other enterprise.

ARTICLE 7

COMPROMISE OR ARRANGEMENT

Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

ARTICLE 8

AMENDMENT OF BYLAWS

In furtherance and not in limitation of the powers conferred by the Delaware General Corporation Law, the Board of Directors of the Corporation is expressly authorized and empowered to adopt, amend and repeal the bylaws of the Corporation.

ARTICLE 9

RESERVATION OF RIGHT TO AMEND CERTIFICATE OF INCORPORATION

The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of any nature conferred upon stockholders, directors, or any other persons by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this Article 9.

ARTICLE 10

SEVERABILITY

In the event that any provision of this Certificate of Incorporation (including any provision within a single Article, paragraph or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions are severable and shall remain enforceable to the full extent permitted by law.

IN WITNESS WHEREOF, the undersigned, being the Incorporator hereinabove named, for the purpose of forming a corporation pursuant to the Delaware General Corporation Law, hereby certifies that the facts hereinabove stated are truly set forth, and accordingly executes this Certificate of Incorporation this      day of March, 2000.

/s/ Jonathan W. Lowe
Jonathan W. Lowe, Inspector

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE

AND OF REGISTERED AGENT

It is hereby certified that:

l. The name of the corporation (hereinafter called the “corporation”) is NATIONAL SPECIALTY CLINICS, INC.

2. The registered office of the corporation within the State of Delaware is hereby changed to 1013 Centre Road, City of Wilmington 19805, County of New Castle.

3. The registered agent of the corporation within the State of Delaware is hereby changed to Corporation Service Company, the business office of which is identical with the registered office of the corporation as hereby changed.

4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on

/s/ C. P. Shook IV
Charles P. Shook, IV
Assistant Secretary

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE

AND OF REGISTERED AGENT

It is hereby certified that:

1. The name of the corporation (hereinafter called the “Corporation”) is NATIONAL SPECIALTY CLINICS, INC.

2. The registered office of the Corporation within the State of Delaware is hereby changed to 9 East Loockerman Street, Suite 1B, City of Dover 19901, County of Kent.

3. The registered agent of the Corporation within the State of Delaware is hereby changed to National Registered Agents, Inc., the business office of which is identical with the registered office of the corporation as hereby changed.

4. The Corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on: April 18, 2005.

/s/ Pamela B. Burke
Pamela Burke, Secretary